As filed with the Securities and Exchange Commission on March 5, 2025

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSPIRA TECHNOLOGIES OXY B.H.N. LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Ha-Tidhar St., Ra’anana, 4366504 Israel

(Address of Principal Executive Offices)

Inspira Technologies OXY B.H.N. LTD.

Amended and Restated 2019 Equity Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204, Newark, DE 19711

Tel: (302) 738-6680

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212)-660-3000	Adv. Reut Alfiah Adv. Gal Cohen Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 74-758-0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 5, 2021, Inspira Technologies Oxy B.H.N. Ltd., or the Registrant or the Company, filed a Registration Statement on Form S-8 (File No. 333-259057), or the Original Registration Statement, with the Securities and Exchange Commission, or the SEC, to register an aggregate of 4,180,898 ordinary shares, no par value per share, of the Company, or the Ordinary Shares, that may be issued pursuant to the Company’s 2019 Equity Incentive Plan, or the 2019 Plan. On March 15, 2024, the Company filed an additional Registration Statement on Form S-8 (File No. 333-277980) with the SEC to register an additional 2,997,671 Ordinary Shares that may be issued pursuant to the 2019 Plan.

The 2019 Plan was originally adopted by the board of directors of the Company in November 2019, amended in September 2021, and further amended and restated in March 2025, or the Amended and Restated 2019 Plan.

The Company is filing this Registration Statement on Form S-8, or this Registration Statement, to register an additional 3,000,000 Ordinary Shares reserved for issuance in connection with securities awards which may hereafter be granted under the Amended and Restated 2019 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated herein by reference, except for Items 3 and 8 of Part II of the Original Registration Statement, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:

(a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024;

(b) Our Reports on Form 6-K furnished on March 25, 2024 (with respect to the first paragraph, the section titled “Full Year 2023 Financial Results” and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 1, 2024, April 3, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 9, 2024, April 10, 2024 (with respect to the first five paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 17, 2024 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 25, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 2, 2024, May 28, 2024 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), June 13, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), June 17, 2024, June 18, 2024, June 20, 2024, July 11, 2024 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 30, 2024 (with respect to the first, third, fourth, fifth and sixth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 13, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 15, 2024, August 22, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 28, 2024 (with respect to the first paragraph and the sections titled “Future Plans,” “Inspira™ business overview,” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1), September 13, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), October 9, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”), October 24, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), November 12, 2024, November 25, 2024, December 4, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), December 10, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), December 16, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), December 27, 2024, December 30, 2024, January 7, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), and January 10, 2025 (with respect to the first three paragraphs, fifth paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), January 14, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), January 17, 2025, January 21, 2025, January 27, 2025 (with respect to the first, second, third and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), February 5, 2025 (with respect to the first, second, third and fifth paragraphs and the section titled “Forward-Looking Statements”), February 11, 2025 (with respect to the first, second, fourth and fifth paragraphs and the section titled “Forward-Looking Statements”) and March 4, 2025 (with respect to the first, second, fourth and fifth paragraphs and the section titled “Forward-Looking Statements”); and

(c) The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
4.1	Amended and Restated Articles of Association of Inspira Technologies Oxy B.H.N. Ltd. (incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K (File No. 001-40303) filed on December 20, 2021).

5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.)

23.1*	Consent of Ziv Haft, member firm of BDO, independent registered public accounting firm.

23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included on signature page)

99.1*	Amended and Restated Inspira Technologies Oxy B.H.N. Ltd. 2019 Equity Incentive Plan

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ra’anana, Israel, on March 5, 2025.

INSPIRA TECHNOLOGIES OXY B.H.N. LTD.

By:	/s/ Dagi Ben-Noon
	Name:	Dagi Ben-Noon
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Inspira Technologies Oxy B.H.N. Ltd., hereby severally constitute and appoint Dagi Ben-Noon and Joe Hayon, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dagi Ben-Noon	Chief Executive Officer and Director	March 5, 2025
Dagi Ben-Noon	(Principal Executive Officer)

/s/ Yafit Tehila	Chief Financial Officer	March 5, 2025
Yafit Tehila	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joe Hayon	President and Director	March 5, 2025
Joe Hayon

/s/ Tal Parnes	Chairman of the Board of Directors	March 5, 2025
Tal Parnes

/s/ Lior Amit	Director	March 5, 2025
Lior Amit

/s/ Limor Rozen	Director	March 5, 2025
Limor Rozen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Inspira Technologies Oxy B.H.N. Ltd., has signed this Registration Statement on Form S-8 on March 5, 2025.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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